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                                                                    EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of RadView Software Ltd.

Date:  March 25, 2003                 /s/ ILAN KINREICH
                                      ---------------------------------------
                                      Ilan Kinreich
                                      President and Chief Executive Officer


Date:  March 25, 2003                 /s/ BRIAN E. LECLAIR
                                      ---------------------------------------
                                      Brian E. LeClair
                                      Vice President and Chief Financial Officer